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                                                                     EXHIBIT 2.1

                               PURCHASE AGREEMENT

     THIS AGREEMENT is hereby made this 1st day of April, 1997, by and between The McCarty Company ("McCarty") and BOWLIN Outdoor Advertising & Travel Centers Incorporated ("Bowlin").

                              PURPOSE OF AGREEMENT

     Bowlin desires to purchase and McCarty desires to sell all tangible and intangible assets that comprise that portion of McCarty's business known as "Pony Panels Outdoor Advertising." Therefore, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:

                              TERMS AND CONDITIONS

PURCHASE PRICE

          The purchase price shall be $4,200,000.00 Of that sum, $4,200,000.00 will be paid by wire transfer at closing by wire transfer to McCarty's account at First Security Bank of New Mexico. Account No. XXXXXXXXX, and the remainder, $0.00, will be placed in escrow to be paid to McCarty upon the completion of all documents, assignments, non-competition agreements, consents, and transfers contemplated by this agreement. The purchase price shall be the sole consideration paid by Bowlin under this agreement.

DATE OF CLOSING

          The parties contemplate that Closing shall take place on April 1, 1997. If Closing does not occur by that date, it will occur as soon thereafter as Bowlin is able to complete its due diligence investigation. The parties agree that Bowlin's obligation to complete this purchase is contingent upon Bowlin being satisfied that all representations made to it concerning McCarty's assets are true, that the financial condition, books, and accounts of McCarty are sound, and that the value of the assets being transferred is not less than the purchase price.

TRANSFER OF ASSETS

          At closing, McCarty shall transfer to Bowlin, free of all debt, encumbrances, and liens, all tangible and intangible assets that comprise that portion of McCarty's business known as Pony Panels Outdoor Advertising, including but not limited to all outdoor advertising sign structures, lease agreements and leasehold rights, licenses, advertising contracts, accounts receivable, outdoor advertising permits and licenses, any and all poster displays and posting equipment, all shop and field equipment used in the promulgation and maintenance of business, all office


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     equipment  used in the operation of Pony Panels  business,  all  tradenames
     (including all rights to the names "Pony Panels", "Pony Panel Outdoor Advertising" and variants of those names), trademarks patents, copyrights, trade secrets, proprietary information, and intellectual property rights. The assets transferred include but are not limited to those contained in Schedule "A" attached hereto.

          Bowlin will assume up to $10,000 plus $9,970 payable to Vital Signs and billed to Albuquerque Dukes for $13,818 in trade payables as a part of the purchase assuming that receivables transferred are at least three times the payables assumed by Bowlin. McCarty agrees to indemnify Bowlin against payables of any greater amount. The payables Bowlin is assuming are only those payables listed in Schedule B attached hereto.

          McCarty agrees to satisfy and pay the outstanding note with First Security Bank, and all amounts owed on the Mazada pickup listed on Schedule A.

          At closing Bowlin will assume and perform all site lease and contract obligations identified on Schedule C attached hereto.

          Under no circumstances will Bowlin assume any other obligations, debts, or encumbrances of McCarty or of Pony Panels, including but not limited to any obligation with regard to checking accounts or payroll or other taxes.

DOCUMENTS TO BE EXECUTED

          McCarty agrees to execute any and all bills of sale, assignments, transfers, permits and any other documents deemed necessary by Bowlin to effectuate the transfer of assets described herein, and to provide reasonable assistance to Bowlin in transferring permits required for Bowlin's use and enjoyment of the assets and properties transferred by this agreement.

WARRANTIES

          McCarty represents and warrants to Bowlin as of the date hereof and on the closing date as follows (all representations and warranties being joint and several):

          (a) AUTHORITY. To the best of its knowledge, McCarty has the legal authority to sell, transfer, and deliver to Bowlin the tangible and intangible assets of the business know as "Pony Panels Outdoor Advertising."

          (b) TITLE. To the best of its knowledge McCarty has good and marketable title to all properties, assets and leasehold estates, real and personal, tangible and intangible, to be transferred pursuant to this agreement subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge.



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          (c) INSURANCE. McCarty has delivered to Bowlin a list, complete in all material respects as of the date of this agreement, all of insurance policies carried by McCarty relating to the assets transferred under this agreement. McCarty carries insurance, which it believes to be adequate in character and amount, with reputable insurers in respect of its properties, assets, and business and such insurance policies are still in full force and effect.

          (d) VIOLATIONS, SUITS, CLAIMS, ETC. To the best of its knowledge, McCarty is not in default under any law or regulation, or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located, and there are (1) no claims, actions, suits or proceedings instituted or filed and (2) no claims actions, suits or proceedings threatened presently or which in the future may be threatened against or affecting McCarty at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality whenever located, and (3) there are no potential claims, demands, liens, encumbrances, or debts with regard to the asses that are the subject of this sale or that may create for Bowlin any environmental or regulatory liability.

          (e) TAX RETURNS. To the best of its knowledge, McCarty has filed all requisite federal, state and other tax returns due for all fiscal periods ended on or before the date of this agreement. There are no claims against McCarty for federal , state or other taxes for any period or periods to and including the date of this agreement, the amounts shown as provisions for taxes on the financial statements of McCarty as of the date of this agreement delivered to Bowlin are sufficient for the payment of all taxes of all kinds for all fiscal periods ended on or before that date.

          Bowlin represents and warrants to McCarty as of the date hereof and on the closing date as follows (all representations and warranties being joint and several):

          Bowlin has made such examination of McCarty's books and records and assets as Bowlin deemed appropriate before entering into this agreement and has entered this agreement based on its own investigation of these materials and the warranties made by McCarty.

COVENANTS

          Between the date of this agreement and the closing date:

          (a) McCarty's shareholders will cause McCarty to:

               (1) Carry on its outdoor advertising business in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or



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               accounting;

               (2) Maintain their properties and facilities in as good working order and condition as at present, ordinary wear and tear excepted;

               (3) Perform all material obligations under agreements relating to or affecting its assets, properties and rights;

               (4) Keep in full force and effect present insurance policies or other comparable insurance coverage; and

               (5) Use its best  efforts to  maintain  and  preserve  its assets intact, retain its present employees and maintain its relationships with suppliers, customers and others having business relations with it.

          (b) McCarty's shareholders will not permit McCarty without the prior written consent of Bowlin to:

               (1) Enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures except in the normal course of business;

               (2) Create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties transferred under this agreement, whether now owned or hereafter acquired; or

               (3) Sell, assign, lease or otherwise transfer or dispose of any property or equipment subject to this agreement except in the normal course of business.

COMPETITION

          To induce Bowlin to enter into this agreement the individual signatories below, Messrs. McCarty and Mott further covenant that, for a period of five years from the date of this agreement, or in the case of any of them who become employed by Bowlin, for a period of five years from the termination of that person's employment from Bowlin or any of its affiliated companies, they will not, within a radius of 50 miles of Albuquerque, New Mexico, as principal, agent, trustee or through the agency of any corporation, partnership, association or agent or agency, engage in any business in competition with Bowlin or any of its businesses, and shall not be the owner of more than 1% of the outstanding capital stock of any corporation (other than Bowlin or a corporation affiliated with Bowlin,) or a member or employee of any partnership, or an owner or employee of any other business in competition with Bowlin or any of its businesses. Messrs. McCarty and Mott further agree that Bowlin shall be entitled to an order from a court


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     sitting in equity  enforcing this  noncompetition  agreement in addition to available remedies at law. Nothing in this agreement will prevent Brian McCarty from the performance of his duties as a member of Bowlin's Board of Directors. In the event that the provisions of this noncompetition
     provision   should  ever  be  deemed  to  exceed  the  time  or  geographic limitations permitted by the applicable laws, then such provisions shall be reformed to the maximum time or geographic limitations permitted by the applicable laws.

INDEMNIFICATION

          McCarty agrees to defend, indemnify and hold Bowlin harmless from and against any and all claims and demands of third parties relating to the assets transferred by this agreement or relating to the business known as Pony Panels Outdoor Advertising.

TAXES

          Real Estate and personal property taxes, if any, assessed or to be assessed for the current calendar or fiscal year, regardless of when payable, shall be prorated between Bowlin and McCarty as of the closing date. Bowlin assumes no responsibility for any other taxes.

TRANSFER TAX

          Bowlin and McCarty shall pay any applicable taxes according to law.

RISK OF LOSS

          The risk of loss or destruction of or damage t the assets transferred hereunder, including inventory, fixtures, equipment and real property form any cause whatsoever at all times on or subsequent to the execution of this document but before closing shall be borne by McCarty.

BOWLIN'S REMEDIES

          Bowlin shall be entitled, without limitation, to all foreseeable incidental and consequential damages allowed by law resulting from a breach of any warranty or representation or covenant of McCarty or its shareholders made herein including, but not limited to, all costs of litigation incurred, including reasonable attorney's fees.

          No default shall occur, and Bowlin shall have no remedy against McCarty, until Bowlin gives written notice of a breach, loss, or default to McCarty and McCarty shall fail within 30 days to affect a complete remedy or cure or to provide full indemnification.

ARBITRATION


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          In the event of any dispute  arising from this  agreement.  New Mexico law shall apply. Any claims or controversy between McCarty or its shareholders and Bowlin arising out of or relating to this agreement or the sale and purchase of assets, shall be decided by arbitration at Albuquerque in accordance with Commercial Arbitration Rules of the American Arbitration Association by a single arbitrator appointed in accordance with the rules in effect when arbitration is first demanded by any party. The award tendered by the arbitrator shall be final and judgment may be entered into any court having jurisdiction.

FORCE MAJEURE

          At the time of closing, all assets agreed to be sold hereunder shall be delivered to Bowlin in the same condition as at the close of business on the date of this agreement, except for ordinary use and wear thereof, changes, occurring in the ordinary course of business between the date of this agreement and the date of closing, and damage or loss from causes beyond the reasonable power and control of McCarty; provided however, that if at the time of closing the buildings, machinery, equipment, and other tangible assets to be sold hereunder shall have suffered loss or damage on account of fire, flood, accident, act of war, civil commotion, or any other cause or event beyond the reasonable power and control of McCarty (whether or not similar to the foregoing), to an extent that substantially affects the value of the property to be sold hereunder, Bowlin shall have the right at its election to complete the purchase, in which event it shall be entitled to all insurance proceeds (excluding use and occupancy insurance proceeds) collectible by reason of such loss or damage or, if it does not so elect, it shall have the right, which shall be in lieu of any other right or remedy whatsoever, to terminate this contract. In the latter event all parties shall be released from liability hereunder. If such loss or damage does not substantially affect the value of such property, Bowlin shall complete the sale but shall be entitled to all insurance proceeds (excluding use and occupancy insurance proceeds) collectible by reason of such loss or damage. In any case where Bowlin shall become entitled to insurance proceeds by reason of loss or damage to assets agreed to be sole hereunder as above provided, the purchase price of the assets so lost or damaged shall not be reduced because of such loss or damage. Loss or damage shall be considered to affect substantially the value or said property within the meaning of this paragraph if the book value of the assets so lost or damaged exceeds ten per cent (10%) in book value of all such tangible assets.

          Except as provided above, if for any cause beyond the reasonable power and control of McCarty it shall be unable to complete the sale hereunder in accordance with its terms. Bowlin may elect to accept as full performance such partial performance by McCarty as shall not be so prevented, or if it does not so elect, its sole and exclusive remedy shall be to terminate this contract. In the latter event all parties shall be released from all liability hereunder.

BINDING EFFECT

          This agreement shall be binding upon the parties hereto, their heirs, assigns or successors in


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     interest.

ENTIRE AGREEMENT

          This document contains the entire agreement between the parties and supersedes all prior agreements between the parties, if any, written or oral, with respect to the subject matter thereof.

SIGNATURES IN COUNTERPART

          The signatories to this agreement are signing at different times and in different places. The parties agree that this agreement is fully binding even if each signatory signs a separate copy of this agreement.



AGREED:

BOWLIN OUTDOOR ADVERTISING & TRAVEL CENTERS INCORPORATED

By:      /s/ Michael L. Bowlin
         -------------------------------------
         Michael L. Bowlin
         President and Chief Executive Officer


THE McCARTY COMPANY

By:      /s/ Brian McCarty
         -------------------------------------
         Brian McCarty
         Chairman and Chief Executive Officer


/s/ Brian McCarty
-------------------------------------
Brian McCarty
McCarty Shareholder


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/s/ T. Thomas Mott
-------------------------------------
T. Thomas Mott
McCarty Shareholder



STATE OF NEW MEXICO           )
                              )ss.
COUNTY OF BERNALILLO          )

     The foregoing instrument was acknowledged before me this day of April, 1997, by Michael L. Bowlin, President and Chief Executive Officer of BOWLIN Outdoor Advertising & Travel Centers Incorporated, a Nevada Corporation, on behalf of the corporation.


                                  Notary Public
My commission expires:




STATE OF                      )
                              )ss.
COUNTY OF                     )

         The foregoing instrument was acknowledge before me this day of April, 1997, by Brian McCarty, Chairman and Chief Executive Officer of The McCarty Company, a New Mexico Corporation, on behalf of the corporation.



                                  Notary Public
My commission expires:






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STATE OF                      )
                              )ss.
COUNTY OF                     )

     The foregoing instrument was acknowledge before me this day of April, 1997, by Brian McCarty.



                                  Notary Public
My commission expires:





STATE OF                      )
                              )ss.
COUNTY OF                     )

     The foregoing instrument was acknowledge before me this day of April, 1997, by T. Thomas Mott.


                                  Notary Public
My commission expires:







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                                                           EXHIBIT 2.1 Continued



                          SCHEDULE A/ Agreement Between
                             The McCarty Company and
                                   Bowlin Inc.


                               PONY PANELS ASSETS

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Vehicles

     1997 Mazda Pickup Truck        Model # B2300       $12,777.63 balanced owed
     1989 Isuzu Pickup Truck        Model # Q16         No balance
     1989 Mazda Pickup Truck        Model # B33         No balance
     1985 Chevrolet Pickup Truck    Model # C10         No balance
     1969 Chevrolet Truck           Model # C50         No balance
     Utility Trailer                                    No balance


Office Machines

     Computers*                          3                           No balance*
     Printers                            2                           No balance
     Fax Machines                        1                           No balance
     Copiers                             2                           No balance
     Postage Meter                       1                           Leased
     Typewriters                         2                           No balance
     Microwave Oven                      1                           No balance
     Refrigerator                        1                           No balance
     Slide Projector                     1                           No balance
     Merlin Telephones                   7                           No balance
     AT&T Control Unit                   1                           No balance

                                 * and software

Office Furnishings

     Sofa                                1                           No balance
     Love Seat                           1                           No balance
     End Tables                          3                           No balance
     Lamps                               3                           No balance
     Credenzas                           2                           No balance
     Conference Table W/Chairs           1/7                         No balance
     Desks                               8                           No balance
     Chairs                              6                           No balance
     Filing Cabinets                     10                          No balance
     Computer Stands                     2                           No balance
     Printer Stands                      1                           No balance
     Copier Stands                       1                           No balance
     Flip Card File                      1                           No balance
     Office Partitions                   5                           No balance
     Typewriter Stands                   1                           No balance
     Counter W/Shelves 8'                1                           No balance


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                                                     PONY PANELS ASSETS (CONT'D)


Equipment


     Portable gas powered welder/generator                           No balance
     Extension ladders (3)                                           No balance
     Hook ladder                                                     No balance
     Beeline poster pasting machine                                  No balance
     Shop tables (4)                                                 No balance
     7hp portable auger                                              No balance
     Shop cabinet                                                    No balance
     Acetylene cutting torch                                         Leased
     Electric arc welder 220DC                                       No balance
     71/4" Craftsman circular saw-industrial                         No balance
     1/2" Craftsman drill-industrial                                 No balance
     Jig saw-industrial                                              No balance
     Craftsman 3-ddrawer tool box and hand tools                     No balance


Miscellaneous


     Slide show equipment (projector & tape player)                  No balance
     Paper cutter-manual                                             No balance


Sign materials (yard)


     8 each back-back sign structures
     2 each three-face structures
     18 square corner Tiffin sign faces (6' x 12') 11 round corner Tiffin sign faces (6' x 12')
     30'-8" diameter schedule 40 pipe                            All no balance